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                                                                    EXHIBIT 99.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                     PACIFIC CENTURY FINANCIAL CORPORATION




                          EXHIBIT TO CURRENT REPORT ON
                         FORM 8-K DATED APRIL 25, 2001






                         Commission File Number 1-6887
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               [PACIFIC CENTURY FINANCIAL CORPORATION LETTERHEAD]


FOR IMMEDIATE RELEASE


                      PACIFIC CENTURY FINANCIAL CORPORATION
                      SELLING SHARES IN BANK OF QUEENSLAND



         HONOLULU, HI (April 25, 2001) - Pacific Century Financial Corporation
(PCFC) today announced it has sold its 5.4 million convertible notes back to the Bank of Queensland. The notes were originally purchased in April 1998. In addition, Bank of Hawaii has entered into an agreement to sell all of its 6.2 million shares of Bank of Queensland common stock to a private Australian investor.

         The decision to sell reflects PCFC's recent announcement of its new Strategic Plan, which will focus activities on its core markets in Hawaii, the West Pacific, American Samoa and Japan.

         Richard Dahl, PCFC President, said, "This action conforms to our strategic intentions and we intend to redeploy the capital realized from this transaction toward meeting other key objectives."

         Pacific Century Financial Corporation is a regional financial services holding company with locations throughout the Pacific region. Pacific Century and its subsidiaries provide varied financial services to businesses, governments and consumers in four principal markets: Hawaii and the West Pacific, South Pacific, Asia and selected markets on the U.S. Mainland. Pacific Century's principal subsidiary, Bank of Hawaii, is the largest commercial bank in the state of Hawaii.


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